Page 62 of 81 Pages


                                    EXHIBIT S



                          REGISTRATION RIGHTS AGREEMENT


          THIS  REGISTRATION   RIGHTS  AGREEMENT  (this   "Registration   Rights
Agreement"), entered into as of January 23, 1997, between S-C Rig Investments-III, L.P., Winston Partners II LLC, Winston Partners II LDC, Winston Partners L.P. (collectively, the "Purchaser"), and Geotek Communications, Inc., a Delaware corporation with its principal office at 20 Craig Road, Montvale, New Jersey 07645 (the "Company").

                              W I T N E S S E T H:

          WHEREAS, pursuant to a Convertible Securities Subscription Agreement, dated as of January 23, 1997 (the "Agreement"), by and between the Company and the Purchaser, the Company has agreed to sell and the Purchaser has agreed to purchase U.S.$25,000,000 of the Company's Series P Convertible Preferred Stock at a price of $50,000 per share (the "Preferred Stock") convertible into shares of the Company's Common Stock, $.01 par value (the "Shares");

          WHEREAS, pursuant to the Agreement, the Company is issuing warrants for the purchase of the Shares and pursuant to the Company's Certificate of Designation of Series P Convertible Preferred Stock (the "Certificate of Designation"), the Company is required to issue to the holders of the Preferred Stock certain other warrants for the purchase of the Shares upon the Company's redemption of the Preferred Stock (collectively, the "Warrants");

          WHEREAS, pursuant to the terms of and in partial consideration for, the Purchaser's agreement to enter into the Agreement, the Company has agreed to provide the Purchaser with certain registration rights with respect to the Shares and other shares of Common Stock issuable upon conversion or exercise of securities of the Company currently held by the Purchaser (collectively, the "Existing Securities") ;

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement, Certificate of Designation and this Registration Rights Agreement, the Company and the Purchaser agree as follows:

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                                                             Page 62 of 81 Pages


1.        Certain  Definitions.  As used in this Registration  Rights Agreement,
          --------------------
the following terms shall have the following respective meanings:

          "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Registrable Securities" shall mean: (i) Shares issued to Purchaser or its designee upon conversion, exercise or exchange of the Preferred Stock, the Warrants or any Existing Securities or upon any stock split, stock dividend (pursuant to the Certificate of Designation or otherwise), recapitalization or similar event with respect to such Shares; (ii) any Shares issued to Purchaser as dividends on the Preferred Stock or any Existing Securities; and (iii) any securities issued or issuable to Purchaser or any Holder upon the conversion or exercise or exchange of any Preferred Stock, Warrants, Existing Securities or Shares.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses to be incurred by the Company in connection with Purchaser's exercise of its registration rights under this Registration Rights Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and blue sky fees and expenses (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Selling Expenses" shall mean all underwriting discounts and selling commissions, if any, applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holder.

          "Holder" shall include the Purchaser and any transferee of Preferred Stock, Warrants, Existing Securities, Shares or Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Registration Rights Agreement have been transferred in compliance with
Section 12 of this Registration Rights Agreement.

          "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

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                                                             Page 64 of 81 Pages

          "Regulation D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

2.        The  Registration  Requirements.  The Company  represents and warrants
          -------------------------------
that it is qualified and eligible to use the registration statement on Form S-3 under the Securities Act. The Company shall file and use its best efforts to cause to become effective, as promptly as possible and in any event by the 90th calendar day after the Closing Date, a registration statement on Form S-3 under the Securities Act or, if Form S-3 is not then available, another appropriate form covering the resale of the Shares issuable on conversion of the Preferred Stock and upon exercise of the Warrants and shall take all action necessary to qualify the Shares under state "blue sky" laws as hereinafter provided. The
Company shall use its diligent best efforts to effect the registration contemplated by the foregoing (including, without limitation, the execution of an undertaking to file post- effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) and as would permit or facilitate the sale and distribution of all the Registrable Securities in all states reasonably requested by the Holder for purposes of maximizing the proceeds realizable by the Holder from such sale and distribution. Such best efforts by the Company shall include, without limitation, the following:

               (a) The Company shall file (i) a registration statement with the SEC pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act and the Company shall use its best efforts to qualify for the use of such Form (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities (other than the Registrable Securities issuable upon conversion or exercise or otherwise with respect to the Existing Securities) to be registered (the "Registration
               Statement"); (ii) such blue sky filings as shall be reasonably requested to permit such sales; provided, however, that the
                                                   --------   -------
               Company shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to require the Company to qualify to do business in any jurisdiction where it is not then so qualified; and (iii) any required filings with the Nasdaq National Market ("Nasdaq") and any exchange where the Shares are traded, all as soon as practicable after the date hereof. The Company shall use its best efforts to have such

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                                                             Page 65 of 81 Pages


               Registration Statement and other filings declared effective as soon thereafter as may be practicable.

               (b) The Company shall enter into such customary agreements (including a customary underwriting agreement with the underwriter or underwriters, if any) and take all such other reasonable actions, in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection whether or not the Registrable Securities are to be sold in an underwritten offering, the Company shall:

                         (i) make such  representations  and  warranties  to the
                    Holder and the underwriter or underwriters, if any, in form and substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;

                         (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters, if any, opinions of counsel to the Company, dated the date of delivery of any Registrable Securities sold pursuant thereto, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters and the appointed representative or counsel of the Holder, addressed to the Holder and each underwriter:

                              (A) in the case of an underwritten offering, covering the matters customarily covered in opinions requested in secondary underwritten offerings; or

                              (B)  in  the  case  of any  offering  that  is not
                         underwritten,   covering  the   effectiveness   of  the
                         registration statement;

                         (iii) in the case of an underwritten offering, cause to
                    be delivered at the time of delivery of any Registrable Securities sold pursuant thereto, letters from the Company's independent certified public accountants addressed to the Holder and each underwriter stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified

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                                                             Page 66 of 81 Pages

                    public accountants delivered in connection with secondary underwritten public offerings;

                         (iv) if an  underwriting  agreement  is  entered  into,
                    cause the same to set forth indemnification and contribution provisions and procedures which are no less favorable to the Holder and the Company than those contemplated by sections 8 and 9 hereof with respect to all parties to be indemnified pursuant to such sections;

                         (v) deliver such documents and  certificates  as may be
                    reasonably requested by the Holder of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any, or other agreement entered into by the Company;

               the foregoing in this paragraph 2(b) shall be done at each closing under any such underwriting or similar agreement or as and to the extent required thereunder; provided, however, the foregoing in paragraph 2(b) shall not be required on more than two (2) occasions;

               (c) The Company shall make available for inspection, review and comment by a representative or representatives of the Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such Holder or underwriter, any such registration statement or amendment or supplement or any blue sky, Nasdaq or other filing, all financial and other records, pertinent corporate documents and properties of the Company as they may reasonably request for the purpose, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement.

3.        Underwritten  Distribution.  If the Holder  intends to distribute  the
          --------------------------
Registrable Securities covered by a Registration Statement by means of an underwriting, the Holder shall so advise the Company and, within thirty (30) days of the date thereof and without limiting the generality of other provisions hereof, the Company will prepare and file such amendment or amendments to the Registration Statement and make such other filings as may be necessary or
appropriate  to  effect  any  such  underwritten   distribution.   The  managing

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                                                             Page 67 of 81 Pages

underwriter for any such distribution shall be an investment banking firm of national reputation selected by the Holders participating in such distribution, subject to the Company's consent, which shall not be unreasonably withheld.

4.        Multiple Holders. If there is more than one Holder, such Holders shall
          ----------------
act with respect to their rights under this Registration Rights Agreement according to the vote of a majority-in-interest.

5.        Expenses  of  Registration.  All  Registration  Expenses  incurred  in
          --------------------------
connection with any registration, qualification or compliance pursuant to this Registration Rights Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holder.

6.        Registration  Delay or  Failure.  The  Company  acknowledges  that its
          -------------------------------
failure to register the Registrable Securities in accordance with the Agreement and this Registration Rights Agreement will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly the parties agree that it is appropriate to include herein a provision for liquidated damages and to compensate the Holder fairly for the additional risk undertaken by the Holder resulting from the Company's delay or failure to effect such registration. The parties acknowledge and agree that the liquidated damages provisions set forth in the Agreement represent the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty; provided, however, that nothing in this Section 6 shall limit the Holder's right to pursue equitable relief, including without limitation, specific performance.

          (a) If the Registration Statement covering the resale of the Shares is not declared effective by the one-hundred-twentieth (120th) calendar day after the Closing Date, then the Applicable Percentages (as defined in the Certificate of Designation) used in determining the Conversion Date Market Price (as defined in the Certificate of Designation) shall each be increased by two and one-half (2 1/2) percentage points and the Applicable Percentages as so increased shall then and thereafter be applicable to and upon conversion of the Preferred Stock in lieu and in place of the Applicable Percentages set forth in the Certificate of Designation.

          (b) If such Registration Statement still has not been declared effective by the one-hundred-fifty-first (151st) calendar day after the Closing Date, then the Applicable Percentages, as theretofore reduced pursuant to Section 6(a) hereof, shall be further increased by two and one-half (2 1/2) percentage points, and, as further so

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                                                             Page 68 of 81 Pages


          increased, shall then and thereafter be applicable to and upon conversion of the Preferred Stock.

          (c) On each succeeding thirtieth (30th) day after such one-hundred-fifty-first (151st) calendar day after the Closing Date, upon which such Registration Statement still has not become effective, the Applicable Percentages as theretofore increased pursuant to Sections 6(a) and 6(b) hereof shall be further increased by another two (2) percentage points and, as further so increased, shall then and thereafter be applicable to and upon conversion of the Preferred Stock.

          (d) For the avoidance of doubt, the Company shall not be subject to any liquidated damages provisions under this Agreement with respect to its failure to register on a timely basis any Shares issued or issuable with respect to any Existing Securities.

7. Registration Procedures. In the case of each registration effected by the Company pursuant to this Registration Rights Agreement, the Company will keep the Holder advised in writing as to initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for the period of sixty (60) months or until all the Securities are sold or eligible for sale pursuant to Rule 144(k) of the SEC or any successor or similar provision, whichever is earlier.

          (b) Furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

          (c) Notify the Holder of any event or circumstance the result of which is that the Company's Registration Statement or prospectus included therein contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and shall (i) in the case of any event or circumstance not provided for in clause (ii) below,, within thirty (30) business days of such notification or (ii) in the case of any acquisition, merger or other similar material transaction requiring additional disclosure to correct any such untrue statement or omission, within sixty (60) days of such notification, amend or supplement the Registration Statement or prospectus to correct such inaccuracy or disclose such development; provided, however, that upon
                                                    --------  -------
          receipt of such  notice,  the  Holder  shall  immediately  discontinue

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                                                             Page 69 of 81 Pages


          dispositions of Registrable Securities thereunder until the Holder's receipt from the Company of a supplemented or amended prospectus and, if so requested by the Company, the Holder shall deliver to the Company all copies (other than permanent file copies in the Holder's possession) of the prospectus covering the Registrable Securities current at the time of receipt of such notice; and provided further, that if the Registration Statement or prospectus is not amended or supplemented so as to remedy any inaccuracy or disclose such development by the thirtieth (30th) business day in the case of clause
          (i), or the sixtieth (60th) business day in the case of clause (ii), in each case, after notice of inaccuracy is given by the Company to the Holder, then the Company shall issue Holder upon each subsequent conversion by Holder of any Preferred Stock which was convertible into Common Stock at any time from the applicable date upon which such Registration Statement was required to be supplemented or amended (i.e., the thirtieth (30th) business day or sixtieth (60th) business day after notification, as the case may be) (the "Required Registration Statement Amendment Date") until such date as the
          Registration Statement is so amended (the "Registration Statement Amendment Date"), such additional shares of Common Stock as would have been issuable to the Holder upon such conversion had the Applicable Percentage used in determining the Conversion Date Market Price for such conversion been increased by the Amendment Penalty Discount in the case of an event described in clause (i) or the Alternative Penalty Discount in the case of an event described in clause (ii). As used herein, (x) the "Amendment Penalty Discount" shall initially equal zero percent (0%) on a Required Registration Amendment Date in the case of an event described in clause (i) and shall increase by one percent (1%) for every fifth (5th) business day thereafter until the applicable Registration Statement Amendment Date and (y) the Alternative Penalty Discount shall initially equal two and one-half percent (2 1/2%) on a Required Registration Statement Amendment Date with respect to an event described in clause (ii) and shall increase by two and one-half percent (2 1/2%) on the thirtieth (30th) business day thereafter if the applicable Registration Statement Amendment Date has not then occurred and shall increase by two percent (2%) for every thirtieth (30th) business day thereafter until the applicable Registration Statement Amendment Date. For the avoidance of doubt, the Company shall not be required to issue any additional shares of Common Stock under this Agreement for a failure to maintain the registration of any Shares issued or issuable with respect to any Existing Securities.

8.        Indemnification.
          ---------------

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                                                             Page 70 of 81 Pages


          (a) Company Indemnity.  The Company will indemnify the Holder, each of
              -----------------
          its officers, directors and partners, and each person controlling the Holder within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Registration Rights Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required  to be stated  therein or  necessary  to make the  statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holder or the underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

          (b) Holder Indemnity.  The Holder will, if Registrable Securities held
              ----------------
          by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue

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                                                             Page 71 of 81 Pages

          statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading and will reimburse the Company and such other Holders and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder and stated to be specifically for use therein; provided, however, that the obligations of Holder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld).

          (c)  Procedure.  Each party  entitled  to  indemnification  under this
               ---------
          Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is actually prejudiced by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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                                                             Page 72 of 81 Pages


9.        Contribution.  If the indemnification provided for in Section 8 herein
          ------------
is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand or underwriters, as the case may be, on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such statements or omissions.

          The relative benefits received by the Company on the one hand and the Holder or the underwriters, as the case may be, on the other shall be deemed to be in the same proportion as (x) the proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company from the initial sale of the Preferred Stock by the Company to the Holder pursuant to the Agreement and from the exercise of the Warrants by the Holder bear to (y) the gain realized by such Holder or the total underwriting discounts and commissions received by the underwriters as set forth in the table on the cover page of the prospectus, as the case may be. The relative fault of the Company on the one hand and of the Holder or underwriters, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriters.

          In no event shall the obligation of any Indemnifying Party to contribute under this Section 9 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

          The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Holder or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take

                                                             Page 73 of 81 Pages

account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of the Holder, the net proceeds received by the Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.       Survival.  The  Indemnity  and  contribution  agreements  contained in
          --------
Sections 8 and 9 and the representations and warranties of the Company referred to in Section 2(b)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company and
(iii) the consummation of the sale or successive resales of the Registrable Securities.

11.       Information from Holder.  The Holder shall furnish to the Company such
          -----------------------
information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

12.       Transfer or Assignment of Registration  Rights.  The rights granted to
          -----------------------------------------------
Purchaser by the Company under this Registration Rights Agreement to cause the Company to register Registrable Securities, may be transferred or assigned to a transferee or assignee, provided that the Company is given written notice by Holder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and

                                                             Page 74 of 81 Pages

identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company, and provided further that the transferee or assignee of such rights agrees to be bound by this Registration Rights Agreement.

13.       Miscellaneous.
          -------------

          (a) Entire Agreement.  This Registration Rights Agreement contains the
              ----------------
entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

          (b) Notices.  Any notice or other communication  required or permitted
              -------
to be given hereunder shall be in writing and shall be effective (i) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:


               to the Company:

                              Geotek Communications, Inc.
                              20 Craig Road
                              Montvale, NJ 07645
                              Attention: General Counsel and Secretary
                              Fax: (201) 930-9614

               with copies to:

                              Klehr, Harrison, Harvey, Branzburg & Ellers
                              1401 Walnut Street
                              Philadelphia, PA 19102
                              Attention: Leonard M. Klehr, Esq.
                              Fax: (215) 568-6603


               to the Purchaser:

                                                             Page 75 of 81 Pages



                         ------------------------------------------------------
                         ------------------------------------------------------
                         ------------------------------------------------------
                         Fax:    (___) ___-____

               with copies to:


                         ------------------------------------------------------
                         ------------------------------------------------------
                         ------------------------------------------------------
                         Fax:    (___) ___-____




               with copies to:


Either party hereto may from time to time change its address for notices under this Section 13(b) by giving at least 10 days' written notice of such changed address to the other party hereto.

          (c) Gender of Terms.  All terms used herein shall be deemed to include
              ---------------
the feminine and the neuter, and the singular and the plural as the context requires.

          (d) Governing Law; Consent to Jurisdiction.  This Registration  Rights
              --------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law, except for matters arising under the Securities Act or the Exchange Act which matters shall be construed and interpreted in accordance with such Acts. The Company hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Registration Rights Agreement shall, at the Purchaser's sole option, be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company consents to the jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the Company at its address set forth in this Registration Rights Agreement (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court.

                                                             Page 76 of 81 Pages


(e) Titles.  The titles used in this Registration  Rights Agreement are used for
    ------
convenience only and are not to be considered in construing or interpreting this Registration Rights Agreement.

(f) Additional Registration Rights.
    ------------------------------

          (ii) The Purchaser acknowledges that the Company does not have any obligation to include any Registrable Securities issuable upon conversion, exercise or otherwise with respect to the Existing Securities in the registration statement as initially filed with the SEC pursuant to Section 2(a) hereof. Notwithstanding the foregoing, in the event the Purchaser shall at any time request in writing that the Company amend such registration statement to include therein any or all of the Registrable Securities issuable upon conversion, exercise or otherwise with respect to the Existing Securities, the Company shall promptly take such actions to amend or otherwise effect the inclusion of such Registrable Securities in such registration statement.

          (ii) The Company has previously granted the Purchaser certain registration rights with respect to Purchaser's Common Stock which it now owns or hereafter acquires pursuant to each of those Stock Purchase Agreements dated November 1, 1993 and September 28, 1994 (the "Stock Purchase Agreements"). The Company acknowledges and agrees that the Registrable Securities actually issued and issuable pursuant to the Preferred Stock and Warrants shall constitute "Registrable Securities" for purposes of the Stock Purchase Agreements and Holder shall be entitled to the rights set forth in Section 6 of each of the Stock Purchase Agreements with respect to such Registrable Securities. For the avoidance of doubt, all shares of Common Stock issuable upon conversion or exercise of Preferred Stock and Warrants (whether or not such shares of Common Stock have been issued) shall be counted as "secondary securities" (as defined in the Stock Purchase Agreements) for purposes of determining the number of secondary securities a holder may include in an underwritten offering pursuant to Section 6.7 of the Stock Purchase Agreements.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                             Page 77 of 81 Pages


          IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.


                                   GEOTEK COMMUNICATIONS, INC.

                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:

                                   S-C RIG INVESTMENTS-III, L.P.

                                   By:  S-C Rig Co.
                                        Its general partner


                                        By:  /s/  Peter Hurwitz
                                             ----------------------------------
                                             Name:  Peter Hurwitz
                                             Title: Vice President

                                   WINSTON PARTNERS II LLC

                                   By:  Chatterjee Advisors L.L.C.
                                        Its manager

                                        By:  /s/  Peter Hurwitz
                                             ----------------------------------
                                             Name:   Peter Hurwitz
                                             Title:  Manager

                                   WINSTON PARTNERS II LDC


                                   By:  /s/  Peter Hurwitz
                                        ---------------------------------------
                                        Name:   Peter Hurwitz
                                        Title:  Attorney-in-Fact


                                   WINSTON PARTNERS L.P.

                                   By:  Chatterjee Fund Management, L.P.,
                                        its general partner

                                        By:  /s/ Peter Hurwitz
                                             ----------------------------------
                                             Name:   Peter Hurwitz
                                             Title:  Attorney-in-Fact